UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2017

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2017, the Board of Directors (the “Board”) of Simon Property Group, Inc. (NYSE: SPG) (the “Company”) approved the amendment and restatement of its Amended and Restated By-Laws (the “By-Laws”), effective immediately, to implement proxy access by adding Article I, Section 1.11, which will first apply with respect to the Company’s 2018 annual meeting of stockholders. The By-Laws will permit eligible stockholders, including qualifying groups of up to 20 stockholders, that have continuously owned at least 3% of the Company’s outstanding common stock throughout at least a three year period to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two director nominees or 20% of the number of directors serving on the Board which the holders of Class A common stock are entitled to elect, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws and subject to the terms and conditions therein.

The By-Laws also contain revisions to the advance notice requirements for stockholder nominations in Article I, Section 1.10, in order to conform with the new “proxy access” provisions as well as to incorporate various related administrative revisions.

The foregoing description of the Company’s By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Simon Property Group, Inc. as adopted on March 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2017

SIMON PROPERTY GROUP, INC.

By:	/s/ Steven E. Fivel
Steven E. Fivel
Secretary and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1	Amended and Restated By-Laws of Simon Property Group, Inc. as adopted on March 20, 2017.